Exhibit 5.1

DLA Piper LLP (US) 303 Colorado St, Suite 3000 Austin, Texas 78701-4653 www.dlapiper.com T 512.457.7000 F 512.457.7001

April 16, 2024

Sow Good Inc.
1440 N Union Bower Rd
Irving, TX 75061

Re: Registration Statement on Form S-1 (Registration No. 333-277042)

Ladies and Gentlemen:

We have acted as counsel to Sow Good Inc., a Delaware corporation (the “Company”) in connection with the proposed issuance and sale by the Company of (i) up to $15,000,000 of newly issued shares of the Company’s common stock, par value $0.001 (“Common Stock”) (including up to $2,250,000 of shares issuable upon exercise of an option granted to the underwriters) (the “Shares”) and (ii) of a warrant (the “Representative Warrant”) to purchase shares of Common Stock (the “Representative Warrant Shares”) to be issued to the representative of the underwriters (the “Representative”), as set forth in the registration statement (Registration No. 333-277042) on Form S-1 (as amended and supplemented from time to time, the “Registration Statement”) initially filed with the Securities and Exchange Commission on February 13, 2024 under the Securities Act of 1933, as amended (the “Act”), and amended from time to time. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), to be entered into by and among the Company and the underwriters.

This opinion is being furnished in accordance with the registration requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Certificate of Incorporation of the Company, as currently in effect; (c) the Amended and Restated Bylaws of the Company, as currently in effect; (d) certain resolutions of the Board of Directors of the Company; (e) the form of Underwriting Agreement; (f) the form of Representative Warrant; and (g) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

On the basis of the foregoing, we are of the opinion that:

(i) the Shares, when such Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and are issued, sold and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable;

(ii) the Representative Warrant, when issued pursuant to the terms of the Underwriting Agreement, will be a validly issued binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(iii) the Representative Warrant Shares, when such Representative Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Representative, and are issued, sold and delivered in accordance with the terms of the Representative Warrant, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)